                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                             TO BE HELD MAY 11, 1995



  Notice is hereby given that the Annual Meeting of Shareholders of Lone Star Technologies, Inc. ("LST"), a Delaware corporation, will be held on the 11th day of May, 1995, at 9:00 a.m., local time, in the Collin Room, second floor, The Westin Galleria Hotel, 13340 Dallas Parkway, Dallas, Texas, for the following purposes:

  (1)  To elect 3 members to the Board of Directors of LST; and

  (2) To transact any other business as properly may come before the meeting or any adjournment thereof.

  The close of business on March 28, 1995 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder at the office of the Secretary of LST, 5501 LBJ Freeway, Suite 1200, Dallas, Texas 75240 (telephone: 214/386-3981) during the ten-day period preceding the meeting.

  We hope that you will be represented at the meeting by signing the enclosed proxy card and returning it in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important - as is the vote of every shareholder - and the LST Board of Directors appreciates the cooperation of shareholders in returning proxies to vote at the meeting.


                                        By order of the Board of Directors,


                                        James T. Dougherty
                                        Secretary

Dallas, Texas
April 4, 1995

                          LONE STAR TECHNOLOGIES, INC.
                          5501 LBJ Freeway, Suite 1200
                                P. O. Box 803546
                            Dallas, Texas 75380-3546

                                 PROXY STATEMENT

                     SOLICITATION AND REVOCATION OF PROXIES
The enclosed proxy is solicited by and on behalf of the Board of Directors of LST, for use at the Annual Meeting of Shareholders to be held on May 11, 1995, or at any adjournment thereof. Any shareholder giving a proxy may revoke it prior to the voting of the proxy on any matter (without affecting, however, any vote already cast on any other matters) by:

     (a) notifying LST of such revocation in writing prior to or at the Annual Meeting,
     (b) delivering to LST a duly executed proxy relating to the same shares dated subsequent to the date of the original proxy, or
     (c)  voting the same shares in person at the Annual Meeting.

The principal executive offices of LST are located at 5501 LBJ Freeway, Suite 1200, Dallas, Texas 75240 (telephone: 214/386-3981). This proxy statement and the enclosed proxy were mailed to shareholders on or about April 4, 1995.

All shares represented by unrevoked proxies will be voted at the meeting or any adjournment thereof as specified by the persons giving such proxies. If no contrary specification is made, the shares represented by proxies will be voted FOR the election as directors of the nominees named herein.

                      OUTSTANDING SHARES AND VOTING RIGHTS
As of March 28, 1995, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were 20,412,070 outstanding shares of LST Common Stock. This is the only class of stock of LST outstanding, and each share of Common Stock is entitled to one vote on all matters properly coming before the Annual Meeting.

                              ELECTION OF DIRECTORS
The Certificate of Incorporation and By-Laws of LST provide for a Board of Directors comprised of three classes of directors, as nearly equal in number as possible, with each class of directors to be elected for three-year terms. For that reason the nominees for election to the class of directors whose terms are to expire at an Annual Meeting are to be elected as directors for a term expiring at the Annual Meeting of Shareholders held in the third year following the year of their election. In case any director is appointed by the Board of Directors between Annual Meetings to serve out the unexpired term of a director who has resigned, or to fill a vacancy on the Board of Directors created by an increase in the size of the Board of Directors, the appointed director is to be elected by the shareholders at the next Annual Meeting following the appointment, either to complete the unexpired term or to serve a full three-year term if the unexpired term ends at the next Annual Meeting. Directors are elected by plurality vote.

At the 1995 Annual Meeting, shareholders will be asked by LST to reelect Messrs. Blackburn and McCormick and to elect a new nominee, Mr. Thomas M. Mercer, Jr., to the Board of Directors. The recent experience of all the nominees is summarized below. Also, Mr. Mercer, the new nominee, was designated by Alpine Capital, L.P. and the other shareholders named on page 9 as reporting share ownership information with Alpine as their choice to be a nominee, when LST earlier offered them an opportunity to designate a representative to be nominated to fill a new seat on the Board of Directors at this Annual Meeting. While LST has no practice of routinely asking shareholders to recommend nominees, it did afford these shareholders that opportunity. All nominees standing for election at this Annual Meeting are standing for election for terms expiring at the 1998 Annual Meeting.

Each proxy solicited hereby which is given prior to the voting at the Annual Meeting and is not revoked will be voted FOR the election of the nominees named in the following table for terms of office expiring in 1998 at the Annual Meeting, unless a contrary specification is made in the proxy. If for any reason any nominee should become unavailable for election, then, unless a contrary specification is made in the proxy, votes will be cast pursuant to authority granted by the proxy for a substitute nominee designated by the Board of Directors, or, in the absence of a designation by the Board of Directors, for a substitute nominee designated by any of the persons authorized by the proxy to vote as proxies. The Board of Directors is not aware that any nominee will be unwilling or unable to serve.

The following tables set forth, for the nominees for director and for the directors whose current terms extend beyond the 1995 Annual Meeting, the principal occupation or employment for each during at least the past five years, the year in which each joined the Board of Directors, the year in which their current terms on this Board expire and other business directorships held. The Board of Directors recommends that shareholders vote FOR the election of the nominees named in the table.

                              NOMINEES FOR DIRECTOR
 Name (Age)      Business Experience and Other Information    Year First Elected
- - -----------      -----------------------------------------    ------------------
CHARLES L. BLACKBURN, (67)                                                  1991
     Chairman, President and Chief Executive Officer of Maxus Energy
     Corporation (oil and gas producer) since 1987; Executive Vice
     President, 1986-1987.  Director:  Landmark Graphics Corp. and Maxus
     Energy Corporation.  His current term expires in 1995. (1)(2)

JAMES E. MCCORMICK, (67)                                                    1991
     Retired in 1992 as President and Chief Operating Officer of Oryx
     Energy Company (formerly Sun Exploration and Production Company, oil and gas exploration and production company) since 1988. Director: BJ Services Co., Petrolite Corporation, Snyder Oil Corporation, and Texas Commerce Bank, Dallas. His current term expires in 1995. (1)(2)

THOMAS M. MERCER, JR., (51)                                                  -
     Owner since 1993 of The Mercer Financial Company (financial advisory and investment banking services); President of the employee benefits division of Pre-Paid Legal Services, Inc. during part of 1993 and 1994; Executive Vice President and Managing Director of corporate banking for First Gibraltar Bank, F.S.B. (federal savings bank) from 1989-1993; and various executive positions with Bank of Boston (commercial bank) prior to 1989.

                              CONTINUING DIRECTORS
DEAN P. GUERIN, (73)                                                        1989
     Investments since June, 1994. Retired as Chairman and Chief Executive Officer, Berry Barnett Food Distribution Company, Inc. (wholesale food distribution company) June, 1990 - August, 1994; retired as Chairman of the Board of Eppler, Guerin and Turner, Inc. (investment banking firm) in 1986. Director: Seagull Energy Corporation and Trinity Industries, Inc. His current term expires in 1996. (1)(2)

JOHN P. HARBIN, (77)                                                        1987
     Chairman of the Board, Chief Executive Officer, and President of LST since May, 1989; retired as Chairman of the Board of Halliburton
     Company (oilfield services and engineering/construction) in 1983. His current term expires in 1996.

FREDERICK B. HEGI, JR., (51)                                                1985
     General Partner, Wingate Partners L.P. (private investments) since
     1987; President, Valley View Capital Corporation (private investments) 1982-1987. His current term expires in 1997. (1)(2)

WILLIAM C. MCCORD, (67)                                                     1991
     Retired in 1993 as Chairman and Chief Executive Officer of ENSERCH Corporation (diversified energy, engineering, and construction company) since 1987; Director: ENSERCH Corporation and Pool Energy Services Co. His current term expires in 1997. (1)(2)

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

During 1994, there were eight meetings of the Board of Directors and three meetings of Board committees. All of the directors attended more than 80 percent of the meetings of the Board of Directors and committees of the Board on which they served.

COMPENSATION OF DIRECTORS. Each director of LST who is not an officer of LST or any of its subsidiaries receives an annual retainer of $25,000, plus expenses incurred in connection with attendance at meetings of the Board of Directors or any Committee of the Board of Directors of which he is a member. In addition to the annual retainer, each director receives attendance fees of $1,000 for each meeting of the Board of Directors and $500 for each meeting of a Committee of the Board on which he serves held on a date other than that of a meeting of the Board. Each director may elect to receive his retainer and meeting fees in cash or LST shares, or he may defer receipt under a phantom stock arrangement. Also in 1994, Mr. Guerin, a director, received $10,000 for additional consulting services he rendered for LST, plus reimbursement of his expenses incurred in connection with the performance of those services. Mr. Harbin, an employee of LST, receives no compensation for serving as a director of LST. Following the annual meeting this year and following each of the annual meetings every second year after that, the directors then in office who are not employees of LST or its subsidiaries each will automatically receive a stock Option for 25,000 shares of Common Stock of LST under the terms of the 1985 Long Term Incentive Plan of LST (subject to an overall limitation of 750,000 shares that may be issued for such Options) at the market price on the date the Options are granted. No stock Options were granted to or exercised by any director in 1994.


                               EXECUTIVE OFFICERS
All executive officers of LST are elected annually by and serve at the pleasure of the Board of Directors, or in the case of Mr. Best, at the pleasure of the Board of Directors of Lone Star Steel Company ("Steel"), a subsidiary of LST, which he serves as Chief Executive Officer. The following sets forth information concerning the current executive officers of LST. Information regarding Mr. Harbin is found above in the Directors' listing.

Name (Age)          Business Experience and Other Information
- - ----------          -----------------------------------------
RHYS J. BEST, (48)
     President and Chief Executive Officer of Steel since December, 1989; was Vice President and Treasurer of LST from March, 1989.

JAMES T. DOUGHERTY, (59)
     Senior Vice President, General Counsel, and Secretary of LST since January, 1990. For five years prior to January, 1990, was Vice President, General Counsel, and Secretary of Allegheny International, Inc. (diversified holding company).

JUDITH A. MURRELL, (54)
     Vice President - Corporate Relations and Treasurer of LST since May, 1992; was Vice President - Corporate Relations since February, 1987.

EMPLOYMENT CONTRACT, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL TRANSACTIONS. There remain in effect agreements entered into before 1992 implementing a Contingent Severance Policy with Mr. Dougherty and Ms. Murrell, which provide for a continuation of salary payments for up to one year if employment is terminated other than for reasons of misconduct (as defined) within two years after LST is acquired, is liquidated, or a majority of its assets are transferred, and Mr. Dougherty is to receive the same severance if his employment is terminated within 6 months before and two years after the next Chief Executive Officer of LST is appointed or the position becomes unfilled. Mr. Best has since before 1992 participated in Steel's Retention Plan which provides salary protection of up to one year's salary for loss of employment within two years of the bankruptcy or change of control of Steel.

In 1989, John P. Harbin entered into an agreement under which he agreed to act as LST's Chairman of the Board, Chief Executive Officer, and President for an indefinite period until he resigns, is removed, or a successor is elected. Pursuant to that agreement, Mr. Harbin currently receives $29,167 per month for his services.

Under the 1985 Long Term Incentive Plan, which is LST's stock Option plan, stock Options granted by LST are not fully exercisable until four years after grant, unless a change of control of LST occurs (as defined in that plan), upon the happening of which all outstanding Options previously granted become fully exercisable without regard to the period of time elapsed since the date of grant.

                        SECURITY OWNERSHIP OF MANAGEMENT
The following table shows beneficial ownership of shares of Common Stock of LST by each director and executive officer of LST at March 1, 1995.

   Name of Director,
Executive Officer or Group     Number of Shares(1)           Percent of Class(2)
- - --------------------------     -------------------           -------------------
Charles L. Blackburn                 25,000                         .12
Dean P. Guerin                       35,961                         .17
John P. Harbin                       77,500                         .37
Frederick B. Hegi, Jr.               34,115                         .17
William C. McCord                    20,750                         .10
James E. McCormick                   19,750                         .10
Thomas M. Mercer, Jr.                   -                             -
Rhys J. Best                         51,918                         .25
James T. Dougherty                    7,500                         .04
Judith A. Murrell                    30,842                         .15
All directors and
executive officers as a group (9)   303,336                        1.47

(1) Includes (a) 62,500 shares for Mr. Harbin; 31,250 shares each for Messrs. Guerin and Hegi; 25,000 shares for Mr. Blackburn; 18,750 shares each for Messrs. McCord and McCormick; 36,250 shares for Mr. Best; 7,500 shares for Mr. Dougherty; and 28,050 shares for Ms. Murrell which may be acquired within 60 days of March 1, 1995, pursuant to options granted by LST under its 1985 Long Term Incentive Plan and (b) 3,711 shares issuable to Mr. Guerin upon conversion of LST convertible debentures he holds.
(2) Percentages are calculated on 20,675,081 shares, the number that would be outstanding if the stock options and convertible debentures described in the prior footnote were exercised and converted.

Additional share ownership information regarding principal shareholders of LST who are neither executive officers nor directors is shown in the table on page 9 of this proxy statement, to which the reader is referred.

                             EXECUTIVE COMPENSATION
The following sets forth the compensation of the current executive officers of LST for the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation           Long Term Comp Awards
                                                                       Options (# of shares       All Other
Name and Principal Position        Year      Salary($)  Bonus($)       of LST Common Stock)    Compensation($)
- - ---------------------------        ----      ---------  --------      ----------------------   ---------------
John P. Harbin                     1994       350,000         -                 -                        -
Chairman of the Board,             1993       350,000   350,000            50,000                   36,833
Chief Executive Officer,           1992       350,000    75,000                 -                   37,000
& President, LST

James T. Dougherty                 1994       200,000         -                 -                    4,500
Senior Vice President,             1993       200,000         -            10,000                    4,497
General Counsel & Secretary, LST   1992       200,000    10,000             5,000                    4,364

Judith A. Murrell                  1994       125,000         -                 -                    3,830
Vice President -
  Corporate Relations              1993       125,000         -            10,000                    3,900
& Treasurer, LST                   1992       110,800    10,000             5,000                    3,535

Rhys J. Best                       1994       250,000    20,000                 -                    4,500
President & Chief Executive
  Officer                          1993       250,000         -            20,000                    3,821
Steel                              1992       250,000         -            25,000                    4,364

All other compensation listed in the last column for each individual represents company contributions to 401(k) Plans for Messrs. Dougherty and Best and Ms. Murrell, and the director's fees paid to Mr. Harbin by American Federal Bank, F.S.B. when it was a wholly owned subsidiary of LST prior to its sale in November, 1993.

                                     OPTIONS
Each Option granted under the 1985 Long Term Incentive Plan has an exercise price equal to fair market value on date of grant, has a ten-year term, and is exercisable as follows: 25 percent on and after the first anniversary of the grant, and 25 percent more on and after each of the next three anniversaries. No Options were granted to executive officers in 1994.

The following table reflects unexercised Options held at the end of 1994 by the executive officers.

                       AGGREGATED OPTION EXERCISES IN 1994
                           AND 12/31/94 OPTION VALUES

                                          Number of Shares
                                          of Common Stock
                                             Underlying             Value of
                                             Unexercised          In-The-Money
                   Shares                Options at 12/31/94   Options at 12/31/94
                 Acquired on    Value       Exercisable/          Exercisable/
Name              Exercise    Realized($)  Unexercisable(#)     Unexercisable($)
- - ----              --------    -----------  ----------------     ----------------
John P. Harbin           -            -      50,000/37,500       177,733/37,500
James T. Dougherty   3,750       14,297       3,750/10,000         7,422/17,344
Judith A. Murrell        -            -      24,300/10,000        13,150/17,344
Rhys J. Best             -            -      25,000/27,500        54,219/64,219

No Options were repriced in 1994.

                          COMPENSATION COMMITTEE REPORT
In 1994, LST was engaged in business as a manufacturer and supplier of oilfield and other industrial metal products through Steel, which is LST's principal operating company. Steel conducts business throughout the world. Management was faced continually with many challenges. It is believed that in order to be successful, the compensation programs made available for executive officers and key employees must be geared to attract and retain high quality personnel by providing reward for exemplary individual performance and to foster enhancement of shareholder value. To reach these objectives, LST's executive compensation programs consist of two principal elements: salary and bonus opportunity and a longer term incentive program.

Bonus awards to LST's executive officers are made by the Compensation Committee on a discretionary basis each year, and bonus awards for managers of Steel are subject to review and approval by the Compensation Committee annually.

Longer term incentive is provided through stock Options granted for LST Common Stock. The compensation that may be realized through Options, which are priced at market value on the date of Option grant, is tied directly to the future, increased value of LST's Common Stock. Full realization of this incentive income also is dependent upon continued employment, because the right to exercise an Option, other than in event of a change of control of LST, vests in stages over a four-year period following grant.

ANNUAL COMPENSATION
It is the Compensation Committee's practice to review and approve salaries, including salary increases, for executive officers and bonus awards annually. The Committee receives reports of recommended salary actions, including increases, for the other executive officers from the chief executive officer of LST. The Committee reviews these recommendations, may request additional information and analysis, and ultimately determines in its discretion whether to approve, recommend changes, or disapprove salary actions. These determinations, which do not include the chief executive officer's salary, are made by the Committee based on their own analysis and judgment and the recommendation of the chief executive officer.

Salary actions for the chief executive officer of LST are separately considered by the Compensation Committee. The chief executive officer's salary has not been changed since 1990. The Compensation Committee would consider the diversity of businesses in which LST engages, including the highly competitive oil and gas industry. His salary reflects these factors, the experience he brings to the position, and the Committee's judgment about his contributions to the performance of LST and Steel.

In 1994, no salary changes from the previous year took place for any executive officers.

Annual bonus awards are evaluated by the Committee after the end of each fiscal year. As discussed below, the Committee's decisions on bonuses are largely subjective and do not entail precise assigning of relative weight to any particular factor. The individual annual salaries and bonuses in 1994 of all the executive officers, including the chief executive officer, are shown in a table included with this material.(1)


(1)  See Summary Compensation Table elsewhere in this proxy material.

LONG TERM COMPENSATION - STOCK OPTIONS
Long term incentive compensation, rather than reflecting a single year's results, is intended to focus on and reward performance over longer term operations. It has been LST's practice to structure this long term incentive compensation in the form of stock Options for its Common Stock. These Options are priced at the market price on the date of grant and become exercisable in increments of 25 percent of the shares granted on and after each yearly anniversary date following the date of grant, so that an entire Option grant is not fully exercisable for four years. In this way the reward requires continued performance by the executive and metes out the ability to take advantage fully over four years, thus retaining a continuing incentive to achieve results beneficial to shareholders in terms of higher stock values. In addition, Options do become exercisable sooner, in the limited event that a change of control of LST occurs, and do include provision for termination if employment ceases.

The Options are granted under the 1985 Long Term Incentive Plan of LST. The Compensation Committee administers the 1985 Long Term Incentive Plan and is responsible for awarding stock Options.

Options, when granted to executive officers, are based on the judgment of the Compensation Committee and include its evaluation of the individual's performance currently and relative to the future needs of LST and its operating units and the chief executive officer's recommendations. The size of awards is based in part on historical practices and the Committee's subjective evaluation, as discussed below, of the awards. The Committee evaluates the LST chief executive officer's stock Option awards on a similar basis.

Unless LST achieves quality performance that produces increased Common Stock values over a several year period, the Option grants, which are not fully exercisable absent a change of control of LST for four years, will not reward the recipients. Should the recipients achieve return, the shareholders also will experience equivalent improvement in their values over the same period. Thus this incentive is consistent with all shareholders' interests.

In 1994, no Options were granted to any of the executive officers of LST.

                              *    *    *    *    *

The decisions the Committee makes in approving salaries and bonuses and granting Options to executive officers (all shown in the Summary Compensation Table), are made subjectively by the Committee members using their judgment and reflect their evaluation of individual performance. To assist in making those decisions the Committee members are exposed to the executive officers regularly at Board meetings, receive operating information frequently throughout the year about the business, and are given the chief executive officer's recommendations regarding compensation for other executive officers.

It should be understood that the Committee decisions are not based on a formulistic approach assigning quantitative relative weight of various factors or mathematical comparisons with specific competitors or competitor groups, or other mathematical formulae. All decisions are made with the objective of retaining and compensating those officers who have demonstrated to the satisfaction of the Committee the capacity to contribute to the financial and competitive performance of LST, thereby furthering the main objective of the compensation program -- increasing shareholder value.

Under current law there is a limitation of $1 million on the deductibility for federal income tax purposes of the annual executive compensation paid to any one individual. LST's compensation levels are well below the limit, however, LST intends to determine the steps to take in the future before the issue of nondeductibility might affect it.

The foregoing reflects the 1994 report of the Compensation Committee relative to compensation matters.

                             Compensation Committee
                             ----------------------
                            Dean P. Guerin, Chairman
                              Charles L. Blackburn
                             Frederick B. Hegi, Jr.
                                William C. McCord
                               James E. McCormick

                                PERFORMANCE CHART
The following graph compares the yearly percentage change for five years in the cumulative total returns on LST's Common Stock, the S&P 500 Composite Stock Index, and the S&P Oil Well Equipment & Services Index. The value of each investment was equal to $100 on January 1, 1990:


                                1990    1991   1992   1993    1994   1995
                                ----    ----   ----   ----    ----   ----
Lone Star Technologies, Inc.    100      62.2   81.1   86.5   170.3  154.1
S&P 500 Stock Index             100      90.8  116.0  121.0   129.4  127.6
S&P Oil Equipment Group         100     107.6  100.4   95.2   105.6   93.6

                             PRINCIPAL SHAREHOLDERS
The following table sets forth as of March 1, 1995, the number of shares of LST Common Stock beneficially owned by each person known by LST to own more than 5 percent of its outstanding Common Stock. Except where otherwise noted, percentages are based on 20,412,070 shares of Common Stock of LST which were issued and outstanding on that date. The information below and elsewhere in the proxy statement reporting share ownership of LST is believed to be current based upon information made available to LST prior to the date of this proxy statement.

Name and Address                    Amount of             Percent of Outstanding
of Beneficial Holder         Beneficial Ownership(1)           Common Stock
- - --------------------         -----------------------        ------------------
Alpine Capital, L.P.               4,491,272 (2)                   22.0
201 Main Street, Suite 3100
Fort Worth, TX  76102

Sasco Capital, Inc.                2,061,800 (3)                   10.1
Ten Sasco Hill Road
Fairfield, CT 06430

(1) In each case, the persons listed report to have sole voting and dispositive power over their share ownership except for 1,019,200 over which Sasco Capital, Inc. does not have voting power.
(2) Schedules 13D, reporting these shares were acquired for investment purposes, were filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 jointly by the named shareholder, Robert W. Bruce, III, Algenpar, Inc., J. Taylor Crandall, The Anne T. and Robert M. Bass Foundation, Anne T. Bass, and Robert M. Bass. An additional 230,628 shares of Common Stock are reported in the filing as beneficially owned by the Foundation, and the filing states that Mr. Crandall and Mr. Bruce may be deemed beneficial owners of the Foundation's shares and, along with Algenpar, Inc., also may be deemed beneficial owners of Alpine Capital, L.P.'s shares, which together total 4,721,900 and represent approximately 23.1 percent of the outstanding Common Stock.
(3) A Schedule 13G filed by Sasco Capital, Inc. with the Securities and Exchange Commission under the Securities Exchange Act of 1934, states that these shares were acquired in the ordinary course of business and not for the purpose or the effect of changing or influencing the control of LST.

                                  OTHER MATTERS
The Annual Meeting has been called for the purposes set forth in the Notice of Annual Meeting to which this proxy statement is appended. It is not anticipated that matters other than the election of Directors as described in the Notice will be brought before the meeting for action. If any other matters do properly come before the meeting, it is intended that votes thereon will be cast for all shares represented by unrevoked proxies solicited hereby which are received prior to the voting thereon in accordance with the best judgment of any of the persons authorized to vote as proxies.

                                   ACCOUNTANTS
On the recommendation of its Audit Committee, the Board of Directors has reappointed Arthur Andersen LLP as independent public accountants of LST and its subsidiaries for the fiscal year ending December 31, 1995. Arthur Andersen LLP served as independent public accountants for LST for the preceding year and has no financial interest in or connection with LST or its subsidiaries except in the capacity of independent accountants. A representative of Arthur Andersen LLP will attend the Annual Meeting, will have an opportunity to make a statement on behalf of Arthur Andersen LLP, and will be available to respond to appropriate questions.

                      COST AND METHOD OF PROXY SOLICITATION
The cost of this proxy solicitation will be paid by LST. In addition, LST will reimburse brokers and other custodians, nominees, and fiduciaries for their expenses in sending proxies and proxy materials to their principals. Officers and other regular employees of LST and, if necessary, its subsidiaries may request by telephone, telegram, or in person the return of proxies. Those officers and other regular employees of LST or subsidiaries will not receive additional compensation in connection with any solicitation of proxies.

                           ANNUAL REPORT AND FORM 10-K
The Annual Report of LST on Form 10-K for the fiscal year ended December 31, 1994, (without exhibits) has been mailed to shareholders of record as of March 28, 1995. A copy of that Report has been filed with the Securities and Exchange Commission and will be furnished (without exhibits) without charge to
shareholders upon written request to Lone Star Technologies, Inc.,    P. O. Box
803546, Dallas, Texas 75380-3546, ATTN:  Corporate Relations.

                  SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING
Shareholder proposals for consideration at the 1996 Annual Meeting of Shareholders must be received no later than December 8, 1995, at LST's principal executive office, 5501 LBJ Freeway, Suite 1200, Dallas, Texas 75240, directed to the attention of the Secretary.

 LONE STAR TECHNOLOGIES, INC.  5501 LBJ Freeway, Suite 1200, Dallas, Texas 75240
                           Annual Meeting May 11, 1995

The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints as Proxies John P. Harbin, James T. Dougherty, and Judith A. Murrell, or any one of them, with power of substitution in each, to vote at the annual meeting or any adjournments thereof all the shares of Lone Star Technologies, Inc. which the undersigned may be entitled to vote. The above Proxies are, and each of them is, hereby instructed to vote as shown on the reverse side of this card.

                                                    This proxy must be dated and
                                                 signed EXACTLY as shown hereon.

                                                Dated:____________________, 1995

                                     ___________________________________________

                                     ___________________________________________
                                            Executors, administrators, trustees,
                                           etc., should give full title as such.
                                    If a corporation, please sign full corporate
                                                name as duly authorized officer.

                          LONE STAR TECHNOLOGIES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made below as to the nominees for election, this proxy will be voted FOR the nominees named.

1. Election of Directors - Nominees are: CHARLES L. BLACKBURN, for a term expiring in 1998; JAMES E. McCORMICK, for a term expiring in 1998; and THOMAS M. MERCER, JR., for a term expiring in 1998.

MARK ONE BOX ONLY:
/ / FOR ALL Nominees listed.
/ / FOR ALL Nominees listed EXCEPT the following________________________. / / WITHHOLD Authority to Vote for ALL Nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED.
2. In their discretion, upon other business as may properly come before the meeting or any adjournments thereof.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.